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                                                                    EXHIBIT 99.1

                             RESOLUTIONS ADOPTED BY
                            UNANIMOUS WRITTEN CONSENT
                            OF THE BOARD OF DIRECTORS
                                       OF
                             HARD ROCK HOTEL, INC.,
                              A NEVADA CORPORATION

         The following resolutions are adopted by the unanimous written consent of the Board of Directors (the "BOARD") of Hard Rock Hotel, Inc., a Nevada corporation (the "COMPANY") in accordance with Nevada Revised Statutes 78.315 and Section 2.14 of the Second Amended and Restated Bylaws of the Company (the "BYLAWS"), and are effective as of February 29, 2000:

                            CHANGE OF FISCAL YEAR-END

         WHEREAS, the Board desires to change the Company's fiscal year-end.

After due consideration, it is hereby

         RESOLVED, that pursuant to Section 6.04 of the Bylaws, the fiscal year-end of the Company shall be changed to a calendar year.

         FURTHER RESOLVED, that any officer of the Company is hereby authorized and directed to take whatever actions are necessary to give effect to the foregoing resolution including, but not limited to, executing and filing any documents necessary to effect such change with the Internal Revenue Service.

         IN WITNESS WHEREOF, we have set forth our hands as of the date first above-written

                                             /s/  Peter A. Morton
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                                             /s/  Stephen Marks
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                                             /s/  Gilbert B. Friesen
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